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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in each of the Registration Statements on Form S-8 (Nos. 33-76728 and 33-19393) of Martin Lawrence Limited Editions, Inc. of our report dated March 19, 1996 appearing on page F-2 of this Annual Report on Form 10-K.




PRICE WATERHOUSE LLP

Los Angeles, California
March 26, 1996





                                  Exhibit 24.1